UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 7, 2015

CHESAPEAKE ENERGY CORPORATION
(Exact name of Registrant as specified in its Charter)
Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
6100 North Western Avenue, Oklahoma City, Oklahoma		73118
(Address of principal executive offices)		(Zip Code)
(405) 848-8000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On April 7, 2015, the Board of Directors (the "Board") of Chesapeake Energy Corporation (the "Company") appointed Kimberly K. Querrey to the Board. Ms. Querrey will serve on the Audit Committee of the Board. A copy of the related press release is attached hereto as Exhibit 99.1.

Upon Ms. Querrey’s appointment as a non-employee director, Ms. Querrey received an automatic initial grant of 10,000 shares of restricted stock pursuant to the Company's 2003 Stock Award Plan for Non-Employee Directors, as amended. Ms. Querrey will also receive the standard annual retainer paid to each non-employee director, including: (i) $100,000, paid in quarterly installments; and (ii) $250,000 of quarterly restricted stock unit awards pursuant to the Company’s 2014 Long Term Incentive Plan, vesting 25% upon the date of grant and 75% ratably over the next three years.

In connection with her appointment, the Company and Ms. Querrey will enter into the Company's standard indemnity agreement for officers and directors.

There are no arrangements or understandings between Ms. Querrey and the Company or any other person pursuant to which Ms. Querrey was appointed as a director of the Company. Ms. Querrey is not related to any officer or director of the Company, and there are no transactions or relationships between Ms. Querrey and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	SEC File Number	Exhibit	Filing Date

10.1	Form of Indemnity Agreement for officers and directors of Chesapeake and its subsidiaries	8-K	001-13726	10.3	6/27/2012
99.1	Chesapeake Energy Corporation press release dated April 7, 2015 †
† Filed herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ JAMES R. WEBB
James R. Webb
Executive Vice President - General Counsel and Corporate Secretary
Date:    April 7, 2015

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	SEC File Number	Exhibit	Filing Date

10.1	Form of Indemnity Agreement for officers and directors of Chesapeake and its subsidiaries	8-K	001-13726	10.3	6/27/2012
99.1	Chesapeake Energy Corporation press release dated April 7, 2015 †
† Filed herewith.